Exhibit 99.1

Press

Release

Contact:             Mark E. Patten, Sr. Vice President and CFO

mpatten@ctlc.com

Phone:               (386) 944-5643

Facsimile:          (386) 274-1223

$0.31 PER SHARE FOR THE THIRD QUARTER OF 2019
FOR IMMEDIATE RELEASE	CONSOLIDATED-TOMOKA LAND CO. REPORTS EARNINGS OF $0.31 PER SHARE FOR THE THIRD QUARTER OF 2019

DAYTONA BEACH, Fla. – October 16, 2019 –  Consolidated-Tomoka Land Co. (NYSE American: CTO) (the “Company”) today announced its operating results and earnings for the quarter and nine months ended September 30, 2019.

QUARTER HIGHLIGHTS

Land Holdings

As announced earlier today, the Company closed on the sale of a controlling interest in a wholly-owned entity that holds the Company’s remaining land portfolio of approximately 5,300 acres (the “Land Venture”), including the land parcels the Company currently has under contract, to certain funds managed by Magnetar Capital (“Magnetar”) for total proceeds to the Company of approximately $97.0 million (the “Land Transaction”). The Company may, in the future, receive additional proceeds from the Land Venture in the form of distributions under certain circumstances, based upon the timing and amount realized when the land is ultimately sold by the Land Venture. There can be no assurance as to the likelihood or receiving such distributions, or the amount or timing thereof.

As a result of the Land Venture the Company has not provided an update of the land transaction pipeline in this earnings release.

Income Property Portfolio

In four separate transactions, acquired 4 single-tenant net lease retail properties for a total investment of approximately $49.5 million, reflecting a weighted average investment cap rate of approximately 6.32%. The four properties had a weighted average lease term of approximately 36.7 years.

Sold a 1.56-acre outparcel subject to a ground lease with Wawa, located in Winter Park, Florida, for a sales price of approximately  $2.8 million for a gain of approximately $2.1 million, or $0.33 per share, after tax.

Commercial Loan Investment Portfolio

Originated a  leasehold mortgage loan on the Carpenter Hotel totaling approximately $8.25 million with an interest rate of approximately 11.5%.

Book Value Per Share

Book value per share totaled  $40.38 as of September 30, 2019;  an increase of $1.44 per share, or nearly 4%, compared to year-end 2018.

Income Property Update

The following table provides a summary of the Company’s income property portfolio as of September 30, 2019 compared with the portfolio as of September 30, 2018:

	# of Properties		Total Square Feet		Average Remaining Lease Term (Yrs.)
Property Type	2019	2018	2019	2018	2019	2018
Single-Tenant	48	29	2,014,490	1,561,053	11.8	9.1
Multi-Tenant	4	7	284,441	531,915	2.9	4.4
Total / Wtd. Avg.	52	36	2,298,931	2,092,968	11.0	7.8

Included in the aggregate investment of approximately $49.5 million, is the purchase of approximately 1.4 acres of land under the Carpenter Hotel in Austin, Texas, for approximately $16.25 million which is leased to the seller pursuant to a new 99-year ground lease (the “Ground Lease”). The Ground Lease includes annual escalations and certain future repurchase rights. Pursuant to FASB ASC Topic 842, Leases, due to the future repurchase rights, the Ground Lease does not qualify for treatment as a property purchase and has been accounted for on the consolidated balance sheets as an increase in commercial loan investments of approximately $16.25 million as of September 30, 2019 (the “Ground Lease Loan”). The Company has imputed interest on the Ground Lease Loan which is being recognized as interest income on commercial loan investments in the Company’s consolidated statements of operations.

Commercial Loan Investments Update

As of September 30, 2019, the Company’s commercial loan investment portfolio consisted of two loans totaling approximately $16.25 million in principal, including  an $8.0 million first mortgage bridge loan secured by 72 acres of land in Orlando, Florida,  and an $8.25 million leasehold mortgage loan on an upscale hotel property in Austin, Texas. The weighted average interest rate on the two loans was approximately 11.75% as of September 30, 2019 and the remaining term to maturity was 0.74 years, exclusive of the Ground Lease Loan.

Golf Operations Update

The Company is under contract to sell the Golf Operations to a third-party for a projected contract price in excess of the adjusted book value as of September 30, 2019. The transaction is expected to close in the fourth quarter of 2019.

Debt Summary

The following table provides a summary of the Company’s long-term debt as of September 30, 2019:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
Revolving Credit Facility	$154.85 million	30-day LIBOR + 1.35% – 1.95%	May 2023
Mortgage Note Payable (1)	$24.06 million	3.17%	April 2021
Mortgage Note Payable	$30.00 million	4.33%	October 2034
Convertible Senior Notes	$75.00 million	4.50%	March 2020
Total Debt/Weighted-Average Rate	$283.91 million	4.00%
(1)	Utilized interest rate swap to achieve fixed interest rate of 3.17%

OPERATING RESULTS

3rd Quarter ended September 30, 2019 (compared to same period in 2018):

		Increase (Decrease)
	For the Quarter	vs Same Period in 2018	vs Same Period in 2018 (%)
Net Income Per Share (basic)	$ 0.31	$ 0.26	520%
Operating Income ($ millions)	$ 5.57	$ 1.19	27%

		Increase (Decrease)
Operating Segment	Revenue for the Quarter ($000’s)	vs Same Period in 2018 ($000’s)	vs Same Period in 2018 (%)
Income Properties	$ 10,261	$ 901	10%
Interest Income from Commercial Loan Investments	855	814	1985%
Real Estate Operations	632	(7,381)	-92%
Total Revenues	$ 11,748	$ (5,666)	-33%

The operating results in the 3rd Quarter ended September 30, 2019 were impacted by a  17%  increase in general and administrative expenses as noted in the following summary (compared to the same period in 2018):

		Increase (Decrease)
	G&A for	Vs. Same Period	Vs. Same Period
	the Quarter	in 2018	in 2018
General and Administrative Expenses	($000's)	($000's)	(%)
Recurring General and Administrative Expenses	$1,648	$164	11%
Non-Cash Stock Compensation	613	169	38%
Total General and Administrative Expenses	$2,261	$333	17%

For the Nine-Months ended September 30, 2019 (compared to same period in 2018):

		Increase (Decrease)
	For the Nine Months	vs Same Period in 2018	vs Same Period in 2018 (%)
Net Income Per Share (basic)	$ 3.67	$ (0.93)	-27%
Operating Income ($ millions)	$ 34.7	$ (8.6)	-20%

		Increase (Decrease)
Operating Segment	Revenue for the Nine Months ($000’s)	vs Same Period in 2018 ($000’s)	vs Same Period in 2018 (%)
Income Properties	$ 31,361	$ 3,014	11%
Interest Income from Commercial Loan Investments	908	292	47%
Real Estate Operations	11,677	(12,821)	-52%
Total Revenues	$ 43,946	$ (9,515)	-18%

The operating results in the Nine Months ended September 30, 2019 benefited from a 4% reduction in general and administrative expenses as noted in the following summary (compared to the same period in 2018):

		Increase (Decrease)
	G&A for	Vs. Same Period	Vs. Same Period
	the Six Months	in 2018	in 2018
General and Administrative Expenses	($000's)	($000's)	(%)
Recurring General and Administrative Expenses	$4,698	$(82)	-2%
Non-Cash Stock Compensation	2,059	602	41%
Shareholder and Proxy Matter Legal and Related Costs	125	(819)	-87%
Total General and Administrative Expenses	$6,882	$(299)	-4%

2019 Guidance

The following summary provides the Company’s guidance for the full year ending December 31, 2019:

	YTD Q3 2019 Actual	Guidance for FY 2019
Earnings Per Share (Basic) (1)	$ 0.60	$6.75 - $7.50
Earnings from Dispositions	$ 3.07	$2.25 - $2.75
Acquisition of Income-Producing Assets	$90mm	$80mm - $120mm
Target Investment Yields (Initial Yield – Unlevered)	6.45%	5.75% - 7.25%
Disposition of Income-Producing Assets (Sales Value)	$83mm	$50mm - $100mm
Target Disposition Yields	6.13%	7.50% - 8.50%
Land Transactions (Sales Value) (2)	$108.1mm	$50mm - $70mm
Leverage Target (as % of Total Enterprise Value) (2) (3)	30%	40%
(1)	Excludes EPS from the disposition of the multi-tenant properties completed year-to-date in 2019.
(2)	As of October 16, 2019
(3)	Leverage as a percentage of Total Enterprise Value net of cash and 1031 restricted cash was approximately 46% as of September 30, 2019.

Announces Quarterly Dividend of $0.13 per Share

The Company’s Board of Directors declared a quarterly dividend of $0.13 per share payable on November 29, 2019, to shareholders of record on November 12, 2019, an increase of approximately 18% from the dividend paid in the third quarter of 2019.

Laura M. Franklin, Chairman of the Board, stated, “The Board is pleased that the operating results of the Company continue to support our dividend tradition that began in 1976.  The Board will continue to review its dividend strategy on a regular basis.”

3rd Quarter Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter and nine months     ended September 30, 2019 on Thursday,  October 17, 2019, at 9:00 a.m. eastern time. Shareholders and interested parties may access the earnings call via teleconference or webcast:

Teleconference: USA (Toll Free)             1-888-317-6003

International:                                            1-412-317-6061

Canada (Toll Free):                                  1-866-284-3684

Please dial in at least fifteen minutes prior to the scheduled start time and use the code 7721439 when prompted.

A webcast of the call can be accessed at: http://services.choruscall.com/links/cto191017.html.

To access the webcast, log on to the web address noted above or go to http://www.ctlc.com and log in at the investor relations section. Please log in to the webcast at least ten minutes prior to the scheduled time of the Earnings Call.

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns, as of October 16, 2019, a portfolio of income investments in diversified markets in the United States including approximately 2.3 million square feet of income properties. Visit our website at www.ctlc.com.

We encourage you to review our most recent investor presentation for the quarter and nine months     ended September 30, 2019,  and other presentations that are available on our website at www.ctlc.com.

SAFE HARBOR

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include the completion of 1031 exchange transactions, the modification of terms of certain land sales agreements, uncertainties associated with obtaining required governmental permits and satisfying other closing conditions, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018,  as filed with the Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

CONSOLIDATED-TOMOKA LAND CO.

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30, 2019	December 31, 2018
ASSETS
Property, Plant, and Equipment:
Income Properties, Land, Buildings, and Improvements	$472,444,875	$392,520,783
Other Furnishings and Equipment	730,878	728,817
Construction in Progress	412,543	19,384
Total Property, Plant, and Equipment	473,588,296	393,268,984
Less, Accumulated Depreciation and Amortization	(32,696,922)	(24,518,215)
Property, Plant, and Equipment—Net	440,891,374	368,750,769
Land and Development Costs	23,520,982	25,764,633
Intangible Lease Assets—Net	49,195,221	43,555,445
Assets Held for Sale	4,502,635	75,866,510
Investment in Joint Venture	6,850,594	6,788,034
Impact Fee and Mitigation Credits	447,596	462,040
Commercial Loan Investments	32,419,693	—
Cash and Cash Equivalents	5,411,727	2,310,489
Restricted Cash	6,213,295	19,721,475
Refundable Income Taxes	—	225,024
Other Assets	14,008,249	12,885,453
Total Assets	$583,461,366	$556,329,872
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$2,624,096	$1,036,547
Accrued and Other Liabilities	5,627,474	5,197,884
Deferred Revenue	7,457,665	7,201,604
Intangible Lease Liabilities—Net	26,059,614	27,390,350
Liabilities Held for Sale	1,729,049	1,347,296
Income Taxes Payable	112,896	—
Deferred Income Taxes—Net	58,761,619	54,769,907
Long-Term Debt	282,087,031	247,624,811
Total Liabilities	384,459,444	344,568,399
Commitments and Contingencies
Shareholders’ Equity:
Common Stock – 25,000,000 shares authorized; $1 par value, 6,075,462 shares issued and 4,927,728 shares outstanding at September 30, 2019; 6,052,209 shares issued and 5,436,952 shares outstanding at December 31, 2018	6,015,867	5,995,257
Treasury Stock – 1,147,734 shares at September 30, 2019; 615,257 shares at December 31, 2018	(63,441,664)	(32,345,002)
Additional Paid-In Capital	26,062,021	24,326,778
Retained Earnings	230,284,293	213,297,897
Accumulated Other Comprehensive Income	81,405	486,543
Total Shareholders’ Equity	199,001,922	211,761,473
Total Liabilities and Shareholders’ Equity	$583,461,366	$556,329,872

CONSOLIDATED-TOMOKA LAND CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Revenues
Income Properties	$10,260,831	$9,360,155	$31,360,544	$28,347,181
Interest Income from Commercial Loan Investments	855,559	41,262	908,324	615,728
Real Estate Operations	631,741	8,012,509	11,677,413	24,498,527
Total Revenues	11,748,131	17,413,926	43,946,281	53,461,436
Direct Cost of Revenues
Income Properties	(1,476,288)	(1,773,840)	(5,043,496)	(5,677,758)
Real Estate Operations	(342,148)	(5,577,491)	(6,448,016)	(7,993,767)
Total Direct Cost of Revenues	(1,818,436)	(7,351,331)	(11,491,512)	(13,671,525)
General and Administrative Expenses	(2,260,728)	(1,928,008)	(6,881,524)	(7,180,737)
Depreciation and Amortization	(4,286,836)	(3,756,507)	(11,707,710)	(11,308,876)
Total Operating Expenses	(8,366,000)	(13,035,846)	(30,080,746)	(32,161,138)
Gain on Disposition of Assets	2,187,332	—	20,869,196	22,035,666
Total Operating Income	5,569,463	4,378,080	34,734,731	43,335,964
Investment and Other Income	33,048	14,179	86,363	38,383
Interest Expense	(3,253,908)	(2,345,156)	(9,219,195)	(7,443,922)
Income from Continuing Operations Before Income Tax Expense	2,348,603	2,047,103	25,601,899	35,930,425
Income Tax Expense from Continuing Operations	(595,144)	(561,223)	(6,459,234)	(9,016,556)
Net Income from Continuing Operations	1,753,459	1,485,880	19,142,665	26,913,869
Loss from Discontinued Operations (Net of Income Tax)	(267,437)	(1,189,708)	(591,746)	(1,542,490)
Net Income	$1,486,022	$296,172	$18,550,919	$25,371,379

Weighted Average Common Shares Outstanding:
Basic	4,868,133	5,491,181	5,053,407	5,516,989
Diluted	4,868,133	5,493,367	5,054,218	5,548,425

Per Share Information:
Basic:
Net Income from Continuing Operations	$0.36	$0.27	$3.79	$4.88
Net Loss from Discontinued Operations (Net of Income Tax)	(0.05)	(0.22)	(0.12)	(0.28)
Basic Net Income Per Share	$0.31	$0.05	$3.67	$4.60

Diluted:
Net Income from Continuing Operations	$0.36	$0.27	$3.79	$4.85
Net Loss from Discontinued Operations (Net of Income Tax)	(0.05)	(0.22)	(0.12)	(0.28)
Diluted Net Income Per Share	$0.31	$0.05	$3.67	$4.57

Dividends Declared and Paid	$0.11	$0.07	$0.31	$0.19